Exhibit 99.1

Heritage Announces Non-Core Fourth Quarter 2018 Charges

Clearwater, FL: Heritage Insurance Holdings, Inc. (NYSE: HRTG) (“Heritage” or the “Company”), a property and casualty insurance holding company, announced today its estimated non-core fourth quarter 2018 pre-tax charges of $11.3 million associated with its 2018 debt transactions and NBIC headquarters relocation.

Estimated Fourth Quarter 2018 Non-Core Charges

Estimated non-core fourth quarter 2018 pre-tax charges of $11.3 million* consist of the following:

Non-Core Cash Charges

•	$2.4 million prepayment fee on early redemption of senior secured notes, consistent with Heritage’s prior disclosure in December 2018.

•	$1.7 million of costs and fees associated with repurchases of convertible notes and refinancing of senior secured notes.

Non-Core Non-Cash Charges

•	$4.9 million of unamortized debt issuance costs related to the refinancing of senior secured notes.

•	$1.6 million of losses related to 2018 convertible note repurchases.

•	$0.7 million write-down associated with relocation of NBIC’s headquarters.

*	$11.1 million of the $11.3 million of estimated fourth quarter 2018 non-core charges is expected to be recorded as a non-operating loss, with the remainder accounted for as interest expense.

About Heritage

Heritage Insurance Holdings, Inc. is a property and casualty insurance holding company headquartered in Clearwater, Florida. Its insurance subsidiaries, Heritage Property & Casualty Insurance Company, Zephyr Insurance Company, and Narragansett Bay Insurance Company, write over $900 million of personal and commercial residential premium through a large network of experienced agents. The Company is currently writing property and casualty insurance policies in Alabama, Connecticut, Florida, Georgia, Hawaii, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, and South Carolina. Heritage Insurance Holdings, Inc. is led by a seasoned senior management team with an average of 25 years of insurance industry experience.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. This release includes forward-looking statements relating to estimated non-core fourth quarter 2018 pre-tax charges. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation: the risk that changes in non-core charges will be required as a result of the Company’s completion of its financial reporting closing process and financial audit; inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new federal and state regulations that affect the property and casualty insurance market; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for losses and loss adjustment expense; catastrophic losses; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in loss trends; acts of war and terrorist activities; court decisions and trends in litigation; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 15, 2018. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

Heritage Insurance Holdings Inc.

Investor Contact:

Arash Soleimani, CFA, CPA

Executive Vice President

727.871.0206

Email: asoleimani@heritagepci.com